UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

UNIVERSAL DISPLAY CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-12031	23-2372688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Phillips Boulevard, Ewing, NJ		08618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 671-0980

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	OLED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 2, 2023, Universal Display Corporation (the "Company") issued a press release regarding its financial results for the quarter ended September 30, 2023. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information set forth under this “Item 2.02. Results of Operations and Financial Condition” (including the exhibit) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2023, the board of directors of the Company adopted the UDC, Inc. Nonqualified Deferred Compensation Plan (the “DCP”), which shall be effective as of January 1, 2024.

The DCP will allow a select group of key management and highly compensated employees to defer receiving certain of their salary and cash incentive compensation. The DCP enables participants to defer a percentage or dollar amount of their salary and cash incentive compensation, subject to any minimums or maximums established by the Company and certain restrictions. Participants select from various investment options available under the DCP to invest their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the DCP. Distributions under the DCP will be paid based on a pre-determined payment schedule upon termination of service for any reason (including death) and a change of control.

The Company has reserved the right under the DCP to make discretionary contributions to participant accounts from time to time. The participants’ elective deferrals are 100% vested immediately, with any discretionary contributions by the Company to vest based on a schedule determined at the time of contribution, subject to acceleration in certain circumstances. Should a participant’s employment with the Company be terminated for cause, no benefits of any kind will be due or payable under the DCP from the Company’s contributions.

The Company pays all of the administrative costs of the DCP. Any assets of the Company set aside with respect to the DCP are subject to the claims of the Company’s general creditors in the event of bankruptcy or other insolvency. No assets are placed into an account in the name of any participant. An account in the DCP will not give a participant any interest in the Company’s assets or the assets of any of its affiliates, or a right to payment other than as provided in the DCP. Participants in the DCP are general unsecured creditors of the Company with respect to amounts payable under the DCP.

This summary description of the DCP is qualified in its entirety by reference to the actual terms of the DCP, which is attached as exhibit 10.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	UDC, Inc. Nonqualified Deferred Compensation Plan
99.1	Press Release by the Registrant, dated November 2, 2023, furnished pursuant to Item 2.02 of Form 8-K.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

Date: November 2, 2023	By:	/s/ Brian Millard
Brian Millard
Vice President, Chief Financial Officer and Treasurer